Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
AS OF SEPTEMBER 30, 2005

Subsidiary	State of Incorporation
Aladdin-Ward Electric & Air, Inc.	Florida

Amber Electric, Inc.	Florida

ARC Electric, Incorporated	Delaware

Bachofner Electric, Inc.	Delaware

Bear Acquisition Corporation	Delaware

Bexar Electric Company, Ltd.	Texas

Bexar Electric II LLC	Arizona

Bryant Electric Company, Inc.	North Carolina

BW Consolidated, Inc.	Nevada

BW/BEC II LLC	Arizona

BW/BEC, Inc.	Delaware

BW/BEC, L.L.C.	Nevada

Charles P. Bagby Co., Inc.	Alabama

Collier Electric Company, Inc.	Florida

Commercial Electrical Contractors, Inc.	Delaware

Cross State Electric, Inc.	California

Cypress Electrical Contractors, Inc.	Delaware

Daniel Electrical Contractors, Inc.	Florida

Daniel Electrical of Treasure Coast, Inc.	Florida

Daniel Integrated Technologies, Inc.	Florida

Davis Electrical Constructors, Inc.	South Carolina

Electro-Tech, Inc.	Nevada

EMC Acquisition Corporation	Delaware

Federal Communications Group, Inc.	Delaware

General Partner, Inc.	Alabama

H.R. Allen, Inc.	South Carolina

Hatfield Reynolds Electric Company	Arizona

Haymaker Electric, Ltd.	Alabama

Holland Electrical Systems, Inc.	Delaware

Houston Stafford Holdings LLC	Arizona

Houston-Stafford Electric Holdings III, Inc.	Delaware

Houston-Stafford Electrical Contractors LP	Texas

Houston-Stafford Holdings II LLC	Delaware

Houston-Stafford Management LLC	Arizona

ICS Holdings LLC	Arizona

IES Albuquerque, Inc. f/k/a DKD Electric Co., Inc.	New Mexico

IES Austin Holding LP f/k/a Carroll Systems LP	Texas

IES Austin Holdings II LLC f/ka/ Carroll Holdings II LLC	Delaware

IES Austin Holdings LLC f/k/a Carroll Holdings LLC	Arizona

IES Austin Management LLC f/k/a Carroll Management LLC	Arizona

IES Austin, Inc. f/k/a Carroll Systems, Inc.	Delaware

IES Charlotte, Inc. f/k/a Howard Brothers Electric Co., Inc.	Delaware

IES College Station Holdings II LLC f/k/a Britt Rice Holdings II LLC	Delaware

IES College Station Holdings LLC f/k/a Britt Rice Holdings LLC	Arizona

IES College Station Holdings LP f/k/a/ B. Rice Electric LP	Texas

IES College Station Management LLC f/k/a Britt Rice Management LLC	Arizona

IES College Station, Inc. f/k/a Britt Rice Electric, Inc.	Delaware

IES Communications, Inc.	Delaware

IES Contractors Holdings LLC	Arizona

IES Contractors Management LLC	Arizona

IES Contractors, Inc.	Delaware

IES Decatur, Inc. f/k/a Goss Electric Company, Inc.	Delaware

IES East McKeesport, Inc. f/k/a Canova Electrical Contracting, Inc.	Delaware

IES ENC Management, Inc.	Delaware

IES ENC, Inc. f/k/a 1st Group Telecommunications, Inc.	Delaware

IES Federal Contract Group LP	Texas

IES Holdings II LLC	Delaware

IES Holdings, LLC	Arizona

IES Management ROO, LP	Texas

IES Management, LP	Texas

IES Meridian, Inc. f/k/a Anderson & Wood Construction Co., Inc.	Delaware

IES New Iberia, Inc. f/k/a Ernest P. Breaux Electrical, Inc.	Delaware

IES Oklahoma City, Inc. f/k/a Delco Electric, Inc.	Delaware

IES Operations Group, Inc.	Delaware

IES Properties Holdings II LLC	Arizona

IES Properties Holdings, Inc.	Delaware

IES Properties Management, Inc.	Delaware

IES Properties, Inc.	Delaware

IES Properties, LP	Texas

IES Raleigh, Inc. f/k/a Tech Electric Co., Inc.	Delaware

IES Rapid City, Inc., f/k/a Brink Electric Construction Co.	South Dakota

IES Reinsurance, Ltd.	Bermuda

IES Residential Group, Inc.	Delaware

IES Specialty Lighting, Inc.	Delaware

IES Valdosta, Inc. f/k/a Ace/Putzel Electric, Inc.	Georgia

IES Ventures Inc.	Delaware

IES Wilson, Inc. f/k/a T&H Electrical Corporation	Delaware

Integrated Electrical Finance, Inc.	Delaware

Intelligent Building Solutions, Inc.	Delaware

J.W. Gray Electric Co., Inc.	Delaware

J.W. Gray Electrical Contractors LP	Texas

J.W. Gray Holdings II LLC	Delaware

J.W. Gray Holdings, LLC	Arizona

J.W. Gray Management LLC	Arizona

Kayton Electric, Inc.	Nebraska

Key Electrical Supply, Inc.	Texas

Linemen, Inc.	Delaware

Mark Henderson, Incorporated	Delaware

Menninga Electric, Inc.	Delaware

Mid-States Electric Company, Inc.	Delaware

Mills Electric LP	Texas

Mills Electric Holdings II LLC	Delaware

Mills Electrical Contractors, Inc.	Delaware

Mills Electrical Holdings LLC	Arizona

Mills Management LLC	Arizona

Mitchell Electric Company, Inc.	Arizona

M-S Systems, Inc.	Tennessee

Murray Electrical Contractors, Inc.	Delaware

NBH Holding Co., Inc.	Delaware

Neal Electric LP	Texas

Neal Electric Management LLC f/k/a ICS Management LLC	Arizona

New Technology Electrical Contractors, Inc.	Delaware

Newcomb Electric Company, Inc.	Delaware

Pan American Electric Company, Inc.	New Mexico

Pan American Electric, Inc.	Tennessee

Paulin Electric Company, Inc.	Delaware

Pollock Electric, Inc.	Delaware

Pollock Summit Electric LP	Texas

Pollock Summit Holdings II LLC	Delaware

Pollock Summit Holdings, Inc.	Arizona

Subsidiary	State of Incorporation or Organization
PrimeNet, Inc.	Delaware

Primo Electric Company	Delaware

Raines Electric Co., Inc.	Delaware

Raines Electric LP	Texas

Raines Holdings II LLC	Delaware

Raines Holdings LLC	Arizona

Raines Management LLC	Arizona

Riviera Electric, LLC	Delaware

RKT Electric, Inc.	Delaware

Rockwell Electric, Inc.	Delaware

Rodgers Electric Company, Inc.	Washington

Ron’s Electric, Inc., dba IES — North Plains	Delaware

SEI Electrical Contractor, Inc.	Florida

Spectrol, Inc.	Delaware

Summit Electric of Texas, Inc.	Delaware

Tesla Power (Nevada) II LLC	Delaware

Tesla Power (Nevada), Inc.	Nevada

Tesla Power and Automation, L.P.	Texas

Tesla Power GP, Inc.	Delaware

Tesla Power Properties, LP	Texas

Thomas Popp & Company	Ohio

Valentine Electrical, Inc.	Delaware

Wright Electrical Contracting, Inc.	Delaware